                                                                                                       Exhibit 16.1

Re:           Options Media Group Holdings, Inc. (the “Company”) (formerly Heavy Metal, Inc.

This letter will confirm that we reviewed Item 4.01of the Company's Form 8-K dated June 19, 2008, captioned "Changes in Registrant’s Certifying Accountant and that we agree with the statements made therein.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

/s/ MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

June 19, 2008